SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 19, 2012

South Dakota Soybean Processors, LLC

(Exact name of Registrant as specified in its charter)

South Dakota	000-50253	46-0462968
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Caspian Ave. PO Box 500 Volga, South Dakota		57071
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (605) 627-9240

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In South Dakota Soybean Processors, LLC (the “Company”) Form 10-K for the year ended December 31, 2011, which was filed with the Commission on March 30, 2012, the Company determined that a material error had been made to the consolidated financial statements for the years ended December 31, 2010 and December 31, 2009. The material error resulted from the Company inaccurately recording the timing of product sales with contract terms ‘FOB Destination.’ Consequently, the Company restated in the Form 10-K for the year ended December 31, 2011 its consolidated financial statements for the years ended December 31, 2010 and December 31, 2009. The Company plans to restate in its subsequent interim quarterly reports its consolidated financial statements for all interim quarterly periods in 2010 and 2009.

On April 24, 2012, following the restatement of the Company’s financial statements, the Company’s executive officers concluded that the Company’s financial statements for the years ended December 31, 2010 and December 31, 2009, as well as all interim periods in 2010 and 2009, should no longer be relied upon.

The Company’s executive officers have discussed the matters disclosed in this Item 4.02 Form 8-K with Eide Bailly LLP, our independent accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

Dated: April 26, 2012	/s/ Thomas Kersting____________________
Thomas Kersting, Chief Executive Officer